EXHIBIT 99(d)

                                HECHINGER COMPANY
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                        (in thousands except share data)


                                                                                  CLASS A      CLASS B
                                                               COMMON STOCK,      COMMON        COMMON        ADDITIONAL
                                                                PAR $. 01         STOCK         STOCK       PAID-IN CAPITAL
                                                             ---------------------------------------------------------------
BALANCE, FEB. 1, 1997                                           $    -         $   3,261     $     971        $ 238,248
Restricted stock awards earned                                       -                 -             -                -
Conversions from Class B to Class A common stock                     -                24           (24)               -
Capital contribution                                                 -                 -             -                -
Cancellation of Class A and Class B common stock and
    issuance of common stock, par $.01, pursuant to Merger           -            (3,285)         (947)           3,259
Net loss                                                             -                 -             -                -
                                                             ---------------------------------------------------------------
BALANCE, SEPT. 27, 1997                                              -                 -             -          241,507
Capital contribution                                                 -                 -             -                -
Net loss                                                             -                 -             -                -
                                                             ---------------------------------------------------------------
BALANCE, APR. 4, 1998  (UNAUDITED)                              $    -         $       -     $       -        $ 241,507
                                                             ===============================================================

                                                                              RETAINED
                                                               CONTRIBUTED     EARNINGS       UNEARNED      TREASURY
                                                                 CAPITAL       (DEFICIT)    COMPENSATION      STOCK      TOTAL
                                                             ----------------------------------------------------------------------
BALANCE, FEB. 1, 1997                                           $       -     $ 132,914      $   (253)     $    (885)   $  374,256
Restricted stock awards earned                                          -             -           165              -           165
Conversions from Class B to Class A common stock                        -             -             -              -             -
Capital contribution                                              108,058             -             -              -       108,058
Cancellation of Class A and Class B common stock and
    issuance of common stock, par $.01, pursuant to Merger              -             -            88            885             -
Net loss                                                                -      (206,011)            -              -      (206,011)
                                                             ----------------------------------------------------------------------
BALANCE, SEPT. 27, 1997                                           108,058       (73,097)            -              -       276,468
Capital contribution                                               25,000             -             -              -        25,000
Net loss                                                                -       (83,945)            -              -       (83,945)
                                                             ----------------------------------------------------------------------
BALANCE, APR. 4, 1998  (UNAUDITED)                              $ 133,058    $ (157,042)     $      -      $       -    $  217,523
                                                             ======================================================================


See notes to condensed consolidated financial statements.